Exhibit 99.2

Jonathan S. Henes

Joshua A. Sussberg

Sarah Hiltz Seewer (pro hac vice)

KIRKLAND & ELLIS LLP

601 Lexington Avenue

New York, New York 10022-4611

Telephone:   (212) 446-4800

Facsimile:    (212) 446-4900

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
CITADEL BROADCASTING CORPORATION, et al.,	)	Case No. 09-17422 (BRL)
)
Debtors.	)	Jointly Administered
)

DISCLOSURE STATEMENT FOR THE JOINT PLAN OF

REORGANIZATION OF CITADEL BROADCASTING CORPORATION AND ITS

DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

TABLE OF CONTENTS

			Page
I.	IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT		1

II.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN		3
	A.	What is chapter 11?	3
	B.	Why are the Debtors sending me this Disclosure Statement?	3
	C.	Am I entitled to vote on the Plan? What will I receive from the Debtors if the Plan is consummated?	3
	D.	What is the Plan all about?	4
	E.	What happens to my recovery if the Plan is not confirmed, or does not go effective?	4
	F.	Are any regulatory approvals required to consummate the Plan?	4
	G.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what do you mean when you refer to “Confirmation,” “Effective Date” and “Consummation?”	5
	H.	Where is the cash required to fund the Plan coming from?	5
	I.	Are there risks to owning an Interest in Citadel upon emergence from chapter 11?	5
	J.	Is there potential litigation related to the Plan?	5
	K.	What rights will Reorganized Citadel’s new stockholders have?	5
	L.	Will there be releases granted to parties in interest as part of the Plan?	5
	M.	What is the deadline to vote on the Plan?	5
	N.	How do I vote for or against the Plan?	5
	O.	Why is the Bankruptcy Court holding a Confirmation Hearing?	6
	P.	When is the Confirmation Hearing set to occur?	6
	Q.	What is the purpose of the Confirmation Hearing?	6
	R.	What is the effect of the Plan on the Debtors’ ongoing business?	6
	S.	Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors?	6
	T.	Does Citadel recommend voting in favor of the Plan?	6

III.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE AND BUSINESS OVERVIEW		6

IV.	EVENTS LEADING TO THE CHAPTER 11 FILINGS		7

V.	RELIEF GRANTED DURING THE CHAPTER 11 CASES		7

VI.	PROJECTED FINANCIAL INFORMATION		7

VII.	RISK FACTORS		7
	A.	Risks Relating to Bankruptcy	7
	B.	Risks Related to the Debtors’ and Reorganized Debtors’ Business	8
	C.	Risks Related to Regulation	11

VIII.	SOLICITATION AND VOTING PROCEDURES		13

IX.	CONFIRMATION OF THE PLAN		13
	A.	Requirements for Confirmation of the Plan	13
	B.	Best Interests of Creditors/Liquidation Analysis	13
	C.	Feasibility	14
	D.	Acceptance by Impaired Classes	14
	E.	Confirmation without Acceptance by All Impaired Classes	14
	F.	Valuation of the Debtors	15

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X.	CERTAIN SECURITIES LAW MATTERS		15
	A.	Plan Securities	15
	B.	Issuance and Resale of Plan Securities under the Plan	16
	C.	Listing of New Common Stock	17

XI.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		17
	A.	Certain U.S. Federal Income Tax Consequences to the Debtors and the Reorganized Debtors	18
	B.	Certain U.S. Federal Income Tax Consequences to Holders of Claims and Interests	19
	C.	FCC Trust	22

XII.	FCC TRUST INFORMATION		23
	A.	Generally	23
	B.	Creation and Funding of the FCC Trust	24
	C.	Appointment of the FCC Trustees	24
	D.	Contributions to the FCC Trust	24
	E.	Transferability of Beneficial Interests	24
	F.	Distributions; Withholding	24
	G.	Termination of the FCC Trust	24

XIII.	RECOMMENDATION		25

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EXHIBITS

EXHIBIT A	Plan of Reorganization

EXHIBIT B	Declaration of Randy L. Taylor Pursuant to Rule 1007-2 of the Local Bankruptcy Rules for the Southern District of New York in Support of First-Day Pleadings

EXHIBIT C	FCC Considerations

EXHIBIT D	Disclosure Statement Order [TO COME]

EXHIBIT E	Financial Projections

EXHIBIT F	Valuation Analysis

EXHIBIT G	Liquidation Analysis

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I.	IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT

This Disclosure Statement provides information regarding the chapter 11 plan of reorganization that the Debtors are seeking to have confirmed by the Bankruptcy Court (as defined herein). The Debtors believe that the Plan (as defined herein) is in the best interests of all creditors and urge all holders of claims entitled to vote to vote in favor of the Plan.

References to the “Bankruptcy Court” are to the United States Bankruptcy Court for the Southern District of New York, the court in which Citadel Broadcasting Corporation (“Citadel”) and its debtor affiliates (collectively, the “Debtors”), filed voluntary petitions under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).

“Confirmation Hearing” means the hearing held by the Bankruptcy Court on confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code. References to the “Confirmation Date” are to the date upon which the Bankruptcy Court enters the order confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

References to the “Effective Date” are to the date selected by the Debtors that is after the date on which the order confirming the Plan becomes a Final Order (as defined in the Plan).

References to the “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case pending for each Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 case pending for all of the Debtors in the Bankruptcy Court under Case No. 09-17442 (BRL). References to the “Bankruptcy Rules” mean the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of title 28 of the United States Code, and the general, local and chambers rules of the Bankruptcy Court.

References to a “Claim” are to any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code. References to “Interests” means any equity security in a Debtor as defined in section 101(16) of the Bankruptcy Code. References to “Intercompany Interests” are to Interests in a Debtor held by another Debtor.

References to the “Plan” and the “Plan of Reorganization” are to the Joint Plan of Reorganization of Citadel Broadcasting Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, a copy of which is attached as Exhibit A hereto and incorporated herein by reference. All capitalized terms used but not otherwise defined herein will have the meaning ascribed to them in the Plan.

References to the “Plan Supplement” are to the compilation of documents and forms of documents, schedules and exhibits to the Plan, to be filed with the Bankruptcy Court before the Confirmation Hearing.

Unless the context requires otherwise, reference to “we,” “our” and “us” are to the Debtors.

The confirmation of the Plan and effectiveness of the Plan are subject to certain material conditions precedent described herein. There is no assurance that the Plan will be confirmed, or if confirmed, that the conditions required to be satisfied will be satisfied (or waived).

You are encouraged to read this Disclosure Statement in its entirety, including without limitation, the Plan and the section entitled “Risk Factors,” before submitting your ballot to vote on the Plan.

The Bankruptcy Court’s approval of this Disclosure Statement does not constitute a guarantee by the Bankruptcy Court of the accuracy or completeness of the information contained herein or an endorsement by the Bankruptcy Court of the merits of the Plan.

Summaries of the Plan and statements made in this Disclosure Statement are qualified in their entirety by reference to the Plan, this Disclosure Statement and the Plan Supplement, and the summaries of the financial information and the documents annexed to this Disclosure Statement or otherwise incorporated herein by reference, are qualified in their entirety by reference to those documents. The statements contained in this Disclosure

Statement are made only as of the date of this Disclosure Statement, and there is no assurance that the statements contained herein will be correct at any time after such date. Except as otherwise provided in the Plan or in accordance with applicable law, the Debtors are under no duty to update or supplement this Disclosure Statement.

The information contained in this Disclosure Statement is included for purposes of soliciting acceptances to, and confirmation of, the Plan and may not be relied on for any other purpose. In the event of any inconsistency between the Disclosure Statement and the Plan, the relevant provision of the Plan shall govern.

This Disclosure Statement has not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any similar federal, state, local or foreign regulatory agency, nor has the SEC or any other such agency passed upon the accuracy or adequacy of the statements contained in this Disclosure Statement. Moreover, the Federal Communications Commission (“FCC”) has not yet approved the ownership changes that would result if the Plan is ultimately confirmed.

The Debtors have sought to ensure the accuracy of the financial information provided in this Disclosure Statement, but the financial information contained in, or incorporated by reference into, this Disclosure Statement has not been, and will not be, audited or reviewed by the Debtors’ independent auditors unless explicitly provided otherwise.

Upon confirmation of the Plan, certain of the securities described in this Disclosure Statement will be issued without registration under the Securities Act of 1933 (as amended, the “Securities Act”), or similar federal, state, local or foreign laws, in reliance on the exemption set forth in section 1145 of the Bankruptcy Code. Other securities may be issued pursuant to other applicable exemptions under the federal securities laws. To the extent exemptions from registration, other than section 1145 of the Bankruptcy Court, apply such securities may not be offered or sold except pursuant to a valid exemption or upon registration under the Securities Act.

The Debtors make statements in this Disclosure Statement that are considered forward-looking statements under the federal securities laws. The Debtors consider all statements regarding anticipated or future matters, including, without limitation, the following, to be forward-looking statements: any future effects as a result of the pendency of the Chapter 11 Cases; the Reorganized Debtors’ expected future financial position, liquidity, results of operations, profitability and cash flows; projected dividends; financing plans; competitive position; business strategy; budgets; projected cost reductions; projected and estimated liability costs, including pension, retiree, tort and environmental costs and costs of environmental remediation; results of litigation; disruption of operations; plans and objectives of management for future operations; contractual obligations; off-balance sheet arrangements; growth opportunities for existing products and services; projected price increases; projected general market conditions; benefits from new technology; and effect of changes in accounting due to recently issued accounting standards.

Statements concerning these and other matters are not guarantees of the Reorganized Debtors’ future performance. There are risks, uncertainties and other important factors that could cause the Debtors’ actual performance or achievements to be different from those they may project, and the Debtors undertake no obligation to update any such statement. These risks, uncertainties and factors include: the Debtors’ ability to develop, confirm and consummate the Plan; the Debtors’ ability to reduce its overall financial leverage; the potential adverse impact of the Chapter 11 Cases on the Debtors’ operations, management and employees, and the risks associated with operating businesses in the Chapter 11 Cases; customer response to the Chapter 11 Cases; inability to have claims discharged/settled during the chapter 11 proceedings; general economic, business and market conditions, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the overall economy; currency fluctuations; interest rate fluctuations; price increases; exposure to litigation; a decline in the Debtors’ market share due to competition or price pressure by customers; ability to implement cost reduction initiatives in a timely manner; ability to divest existing businesses; efficacy of new technology and facilities; financial conditions of the Debtors’ customers; adverse tax changes; limited access to capital resources; changes in domestic and foreign laws and regulations; general market conditions; trade balance; natural disasters; geopolitical instability; and the effects of governmental regulation on the Debtors’ businesses.

II.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN

A.	What is chapter 11?

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the chapter 11 case is commenced. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummating a plan is the principal objective of a chapter 11 case. A bankruptcy court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of the debtor and any other entity as may be ordered by the bankruptcy court. Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

B.	Why are the Debtors sending me this Disclosure Statement?

The Debtors are seeking to obtain Bankruptcy Court approval of the Plan. Before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires the Debtors to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the Plan. This Disclosure Statement is being submitted in accordance with such requirements.

C.	Am I entitled to vote on the Plan? What will I receive from the Debtors if the Plan is consummated?

Your ability to vote on, and your distribution under, the Plan, if any, depend on what type of Claim you hold. A summary of the classes of Claims (each category of Holders of Claims or Interests, as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code, is referred to as a “Class”) and their respective voting statuses and anticipated recoveries are set forth below.

The following chart is a summary of the classification and treatment of Claims and Interests under the Plan. Any estimates of Claims in this Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court. Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain confirmation and meet the conditions to consummate the Plan.

Class	Claim	Status	Voting Rights	Estimated Recovery
1	Priority Non-Tax Claims	Unimpaired	Deemed to Accept	100%
2	Other Secured Claims	Unimpaired	Deemed to Accept	100%
3	Senior Claims	Impaired	Entitled to Vote	[ —]%
4	General Unsecured Claims (including Subordinated Notes Claims	Impaired	Entitled to Vote	[ —]%
5	Section 510(b) Claims	Impaired	Deemed to Reject	0%
6	Intercompany Claims	Unimpaired/Impaired	Deemed to Accept/Deemed to Reject	N/A
7	Intercompany Interests	Unimpaired	Deemed to Accept	100%
8	Citadel Interests[1]	Impaired	Deemed to Reject	0%

[1]	The Plan defines “Interests” as any equity security in a Debtor as defined in section 101(16) of the Bankruptcy Code, including all issued, unissued, authorized or outstanding shares of capital stock of the Debtors together with any warrants, options or contractual rights to purchase or acquire such equity securities at any time and all rights arising with respect thereto, including, without limitation, rights to purchase restricted stock or interests. The Plan defines “Citadel Interests” as Interests in Citadel.

D.	What is the Plan all about?

The key terms of the Plan and the Debtors’ overall restructuring are as follows:

•

The Debtors’ secured lenders (the “Lenders”) – on account of claims totaling approximately $[—] billion – will receive a pro rata share of (i) a new term loan in the principal amount of $762.5 million, with a 5-year term and an interest rate of LIBOR + 800 (and a LIBOR floor of 3%) and (ii) 90% of the new common stock (the “New Common Stock”) of “Reorganized Citadel” (meaning Citadel Broadcasting Company as reorganized under and pursuant to the plan on and after the Effective Date), subject to dilution for distributions of New Common Stock under Reorganized Citadel’s Equity Incentive Program.

•

Holders of unsecured claims, including the deficiency claims of the Lenders, will have the option to receive either (i) a pro rata share of 10% of the New Common Stock (subject to dilution for distributions of New Common Stock under Reorganized Citadel’s Equity Incentive Program) or (ii) cash in an amount equal to 5% of the Allowed unsecured claim (capped at $2 million and distributed first to the smallest in dollar amount and last to the largest in dollar amount of electing Holders); provided that once the cap is exhausted, electing Holders that did not receive cash shall be treated like all non-electing Holders and receive their pro rata share of the New Common Stock.

•

Shares of New Common Stock will be distributed pursuant to an allocation mechanism designed to ensure compliance with the attribution and foreign ownership rules and regulations of the FCC (detailed on Exhibit A to the Plan).

•	All equity interests in the Debtors will be cancelled or extinguished on the Effective Date.

E.	What happens to my recovery if the Plan is not confirmed, or does not go effective?

In the event that the Plan is not confirmed, there is no assurance that the Debtors will be able to reorganize their businesses. It is possible that any alternative may provide Holders of Claims with less than they would have received pursuant to the Plan. For a more detailed description of the consequences of an extended chapter 11 proceeding, or of a liquidation scenario, see “Confirmation of the Plan - Best Interests of Creditors/Liquidation Analysis” beginning on page 13 and the Liquidation Analysis attached as Exhibit G to this Disclosure Statement.

F.	Are any regulatory approvals required to consummate the Plan?

Yes. Citadel’s radio broadcast operations are subject to significant regulation by the Federal Communications Commission (the “FCC”) under chapter 5 of title 47 of the United States Code, 47 U.S.C. § 151 et seq., (as amended, the “Communications Act”). Approval of the FCC is required for the issuance, renewal, transfer, assignment or modification of station operating licenses. In particular, Citadel’s business depends upon the Debtors’ ability to continue to hold radio broadcasting licenses issued by the FCC. In connection with the Debtors’ emergence from chapter 11, FCC approval for the proposed ownership change under the Plan must be secured. For a more detailed description of the FCC approval process and considerations attendant thereto, see Exhibit C to this Disclosure Statement.

G.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what do you mean when you refer to “Confirmation,” “Effective Date” and “Consummation?”

“Confirmation” of the Plan refers to approval of the Plan by the Bankruptcy Court. “Confirmation” of the Plan does not guarantee that you will receive the distribution indicated under the Plan. After Confirmation of the Plan by the Bankruptcy Court, there are conditions that need to be satisfied or waived so that the Plan can be consummated and go effective. Distributions will only be made on the Effective Date or as soon as practicable thereafter. See “Confirmation of the Plan,” which begins on page 13, for a discussion of the conditions to consummation of the Plan.

H.	Where is the cash required to fund the Plan coming from?

As of April 30, 2010 (the “Assumed Effective Date”), the Debtors project to have approximately $72.2 million of cash on hand, which will fund all cash payments to be made pursuant to the Plan.

I.	Are there risks to owning an Interest in Citadel upon emergence from chapter 11?

Yes. See “Risk Factors,” which begins on page 7.

J.	Is there potential litigation related to the Plan?

Yes. In the event it becomes necessary to confirm the Plan over the objection of certain Classes, the Debtors may seek confirmation of the Plan notwithstanding the dissent of such objecting Classes. The Bankruptcy Court may confirm the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code, which allow the Bankruptcy Court to confirm a plan that has been rejected by an impaired Class if it determines that the Plan satisfies section 1129(b) of the Bankruptcy Code. See “Risk Factors — The Debtors may not be able to obtain Confirmation of the Plan.”

K.	What rights will Reorganized Citadel’s new stockholders have?

Holders of Senior Claims will receive 90% of the New Common Stock of Reorganized Citadel (in addition to a pro rata share of the New Term Loan), subject to dilution on account of the Equity Incentive Plan. In addition, Holders of General Unsecured Claims (including the Lenders’ deficiency claims) will have the option to receive either 10% of the New Common Stock of Reorganized Citadel, subject to dilution on account of the Equity Incentive Plan, or Cash in the amount of 5% of their Allowed Claims, subject to an aggregate cap of $2.0 million; provided, however, that such Cash shall be distributed among electing Holders in inverse order of the respective dollar amounts of their Allowed Claims (i.e., first to the smallest in dollar amount of any electing Holder of a General Unsecured Claim and last to the largest in dollar amount of any electing Holder of a General Unsecured Claim); and provided, further, that once the cap of $2.0 million is exhausted, any electing Holders that did not receive Cash shall be treated like all non-electing Holders and receive their Pro Rata share of the New Common Stock of Reorganized Citadel to be distributed to Holders of General Unsecured Claims. The allocation of New Common Stock and Special Warrants among Holders of Senior Claims and General Unsecured Claims will be made in accordance with the Equity Allocation Mechanism, which is attached as Exhibit A to the Plan. In the event the Debtors determine to implement a liquidating trust (the “FCC Trust”) to be in effect for any period before FCC approval of the Transfer of Control, the New Common Stock will be transferred to the FCC Trust and Holders of Senior Claims and General Unsecured Claims will receive beneficial interests in the FCC Trust instead of New Common Stock.

L.	Will there be releases granted to parties in interest as part of the Plan?

Yes, see “Releases,” which begins on page 34 of the Plan.

M.	What is the deadline to vote on the Plan?

[TIME] (prevailing Eastern Time) on [DATE], 2010.

N.	How do I vote for or against the Plan?

Detailed instructions regarding how to vote on the Plan are contained on the Ballots distributed to Claim Holders that are entitled to vote on the Plan. For your vote to be counted, your Ballot must be completed, signed and received by [TIME] (prevailing Eastern Time), on [DATE], 2010.

O.	Why is the Bankruptcy Court holding a Confirmation Hearing?

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a hearing on confirmation of the Plan and any party in interest may object to confirmation of the Plan.

P.	When is the Confirmation Hearing set to occur?

The Bankruptcy Court has scheduled the Confirmation Hearing for [DATE], 2010 at [TIME]. The Confirmation Hearing may be adjourned from time to time without further notice.

Objections to confirmation of the Plan must be filed and served on the Debtors, and certain other parties, by no later than [DATE], 2010 at [TIME] (prevailing Eastern Time) in accordance with the notice of the Confirmation Hearing that accompanies this Disclosure Statement.

The Debtors will publish the notice of the Confirmation Hearing, which will contain the deadline for objections to the Plan and the date and time of the Confirmation Hearing, in the national edition of The Wall Street Journal and The New York Times to provide notification to those persons who may not receive notice by mail.

Q.	What is the purpose of the Confirmation Hearing?

The confirmation of a plan of reorganization by a bankruptcy court binds the debtor, any issuer of securities under the plan of reorganization, any person acquiring property under the plan of reorganization, any creditor or equity interest holder of a debtor and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan of reorganization discharges a debtor from any debt that arose before the confirmation of the plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

R.	What is the effect of the Plan on the Debtors’ ongoing business?

The Debtors are reorganizing pursuant to chapter 11. As a result, Confirmation of the Plan means that the Debtors will not be liquidated or forced to go out of business. The Debtors will continue to operate their businesses going forward using cash from operations, which will be utilized to implement the Reorganized Debtors’ business plan.

S.	Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors?

The Lenders will hold the vast majority of the New Common Stock of Reorganized Citadel and will appoint six independent directors to the seven-member New Board. The seventh member will be Reorganized Citadel’s Chief Executive Officer.

T.	Does Citadel recommend voting in favor of the Plan?

Yes. The Debtors believe the Plan provides for a larger distribution to the Debtors’ creditors than would otherwise result from any other available alternative. The Debtors believe the Plan, which contemplates a significant deleveraging, is in the best interest of all creditors. Any other alternative does not in any way realize or recognize the value inherent under the Plan.

III.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE AND BUSINESS OVERVIEW

Citadel is the third largest radio broadcasting company in the United States when measured both according to revenue and the number of owned and operated stations. Citadel’s business operations are divided into two segments: Citadel Radio, which owns and operates radio stations across the country, and Citadel Media, which produces and distributes news and talk radio programming to more than 4,000 station affiliates and 8,500 program affiliates. In 2008, Citadel Radio and Citadel Media together generated total revenues of approximately $863 million. A detailed summary of the Debtors’ businesses, corporate history, organizational structure and prepetition capital structure may be found in the Declaration of Randy L. Taylor Pursuant to Rule 1007-2 of the Local Bankruptcy Rules for the Southern District of New York in Support of First-Day Pleadings, filed on the Petition Date [Docket No. 2] (the “Taylor Declaration”) and attached hereto as Exhibit B.

IV.	EVENTS LEADING TO THE CHAPTER 11 FILINGS

A number of factors contributed to the Debtors’ decision to commence the Chapter 11 Cases. Although the Debtors’ business is operationally sound, the Debtors’ substantial funded debt burden and declining advertising revenues, combined with adverse changes in the capital markets and U.S. economy, affected the Debtors’ ability to meet their debt covenants. For more information, as well as the strategic alternatives that the Debtors explored prepetition, see the Taylor Declaration, attached hereto as Exhibit B.

V.	RELIEF GRANTED DURING THE CHAPTER 11 CASES

On the Petition Date, the Debtors filed several motions seeking authorization to pay various prepetition claims, all of which is explained in Exhibit O attached to the Taylor Declaration. Entry of these orders eased the strain on the Debtors’ relationships with employees, vendors, customers, on-air talent and network affiliates following the commencement of the Chapter 11 Cases. The Debtors also obtained various procedural orders to ease the administrative nature of these cases. All of these orders can be found at http://www.kccllc.net/Citadel.

VI.	PROJECTED FINANCIAL INFORMATION

Attached as Exhibit E is a projected consolidated income statement, which includes the following: (A) the Debtors’ consolidated, unaudited, preliminary, financial statement information for the year ended December 31, 2009 and (B) consolidated, projected, unaudited, financial statement information of the Reorganized Debtors (the “Projections”) for the period from 2009 through 2014 (the “Projection Period”). The Projections assume an Effective Date of April 30, 2010.

Creditors and other interested parties should see the below “Risk Factors” for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors.

VII.	RISK FACTORS

Holders of Claims should read and consider carefully the risk factors set forth below before voting to accept or reject the Plan. Although there are many risk factors, they should not be regarded as constituting the only risks present in connection with the Debtors’ businesses or the Plan and its implementation.

A.	Risks Relating to Bankruptcy

(i)	The Debtors may not be able to obtain Confirmation of the Plan.

With regard to any proposed plan of reorganization, the debtor seeking confirmation of a plan may not receive the requisite acceptances to confirm such plan. If the requisite acceptances of the Plan are received, the Debtors intend to seek Confirmation of the Plan by the Bankruptcy Court. If the requisite acceptances of the Plan are not received, the Debtors may nevertheless seek Confirmation of the Plan notwithstanding the dissent of certain Classes of Claims. The Bankruptcy Court may confirm the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code if the plan satisfies section 1129(b) of the Bankruptcy Code. To confirm a plan over the objection of a dissenting class, the Bankruptcy Court also must find that at least one impaired class (which cannot be an “insider” class) has accepted the plan.

Even if the requisite acceptances of a proposed plan are received, the Bankruptcy Court is not obligated to confirm the plan as proposed. A dissenting Holder of a Claim against the Debtors could challenge the balloting procedures as not being in compliance with the Bankruptcy Code, and which could mean that the results of the balloting may be invalid. If the Bankruptcy Court determined that the balloting procedures were appropriate and the results were valid, the Bankruptcy Court could still decline to confirm the Plan, if the Bankruptcy Court found that any of the statutory requirements for confirmation had not been met.

If the Plan is not confirmed by the Bankruptcy Court, (a) the Debtors may not be able to reorganize their businesses; (b) the distributions that holders of Claims ultimately would receive, if any, with respect to their Claims is uncertain; and (c) there is no assurance that the Debtors will be able to successfully develop, prosecute, confirm, and consummate an alternative plan that will be acceptable to the Bankruptcy Court and the Holders of Claims. It is also possible that third parties may seek and obtain approval from the Bankruptcy Court to terminate or shorten the exclusivity period during which only the Debtors may propose and confirm a plan of reorganization.

(ii)	The conditions precedent to the Effective Date of the Plan may not occur.

As more fully set forth in the Plan, the Effective Date is subject to a number of conditions precedent. If such conditions precedent are not met or waived, the Effective Date will not take place.

(iii)	The Debtors may not be able to achieve their projected financial results.

The financial projections set forth on Exhibit E to this Disclosure Statement represent Citadel’s management’s best estimate of the Debtors’ future financial performance based on currently known facts and assumptions about the Debtors’ future operations as well as the U.S. and world economy in general and the industry segments in which the Debtors operate in particular. The Debtors’ actual financial results may differ significantly from the projections. If the Debtors do not achieve their projected financial results, the trading prices of the New Common Stock may be negatively affected and the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. Moreover, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

(iv)	The restructuring of the Debtors will eliminate Citadel’s net operating loss carryforwards.

As of December 31, 2009, Citadel estimates that it had approximately $77 million of net operating loss carryforwards for federal income tax purposes (expiring in the years 2025 and 2029). In addition, Citadel has approximately $95 million of net operating loss carryforwards for state income tax purposes, expiring in years 2013 through 2029. Currently, such tax net operating losses can accumulate and be used to offset the Debtors’ future taxable income. As a result of implementation of the Plan, Citadel expects its net operating loss carryforwards to be eliminated. For a more detailed discussion, please review “Certain United States Federal Income Tax Consequences of the Plan,” which begins on page 17.

(v)	The Debtors’ emergence from chapter 11 is not assured.

While the Debtors expect to emerge from chapter 11, there can be no assurance that the Debtors will successfully reorganize or when this reorganization will occur, irrespective of the Debtors’ obtaining confirmation of the Plan.

B.	Risks Related to the Debtors’ and Reorganized Debtors’ Business

(i)	Indebtedness may adversely affect the Reorganized Debtors’ operations and financial condition.

According to the terms and conditions of the Plan, upon confirmation the Reorganized Debtors will have outstanding indebtedness of approximately $762.5 million under the New Term Loan.

The Reorganized Debtors’ ability to service their debt obligations will depend, among other things, upon their future operating performance. These factors depend partly on economic, financial, competitive and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may not be able to generate sufficient cash from operations to meet their debt service obligations as well as fund necessary capital expenditures and investments in sales and marketing. In addition, if the Reorganized Debtors need to refinance their debt, obtain additional financing or sell assets or equity, they may not be able to do so on commercially reasonable terms, if at all.

Any default under the New Term Loan could adversely affect their growth, financial condition, results of operations, the value of their equity and ability to make payments on such debt. The Reorganized Debtors may incur significant additional debt in the future. If current debt amounts increase, the related risks that the Reorganized Debtors now face will intensify.

(ii)	The New Term Loan Agreement contains certain restrictions and limitations that could significantly affect the Reorganized Debtors’ ability to operate their business, as well as significantly affect their liquidity.

The New Term Loan Agreement will contain a number of significant covenants that could adversely affect the Reorganized Debtors’ ability to operate their businesses, as well as significantly affect their liquidity, and therefore could adversely affect the Reorganized Debtors’ results of operations. These covenants restrict (subject to certain exceptions), the Reorganized Debtors’ ability to: incur additional indebtedness; grant liens; consummate mergers, acquisitions consolidations, liquidations and dissolutions; sell assets; pay dividends and make other payments in respect of capital stock; make capital expenditures; make investments, loans and advances; make payments and modifications to subordinated and other material debt instruments; enter into transactions with affiliates; consummate sale-leaseback transactions; change their fiscal year; enter into hedging arrangements (except as otherwise expressly permitted); allow third parties to manage their stations, and sell substantially all of the stations’ programming or advertising; transfer or assign FCC licenses to third parties; and change their lines of business. In addition, the Reorganized Debtors will be required to maintain a minimum interest coverage ratio and a maximum leverage ratio.

The breach of any covenants or obligations in the New Term Loan, not otherwise waived or amended, could result in a default under the New Term Loan Agreement and could trigger acceleration of those obligations. Any default under the New Term Loan could adversely affect the Reorganized Debtors’ growth, financial condition, results of operations and ability to make payments on debt.

(iii)	Decreased spending by advertisers and changes in the economy have had a material adverse effect on the Debtors’ business, and a continuing downturn in the economy may have an even greater adverse impact on the Debtors.

Since virtually all of Citadel Radio’s net revenue is generated from the sale of local, regional and national advertising for broadcast on the Debtors’ radio stations, and the net revenue of Citadel Media is also dependent on national advertising, the recent downturn in the United States economy has had a material adverse impact on the Debtors’ revenue and profit margins. A continuing recession or further downturn in the United States economy could have an even greater adverse impact on the Debtors, as advertisers generally reduce their spending during economic downturns. In addition, because a substantial portion of the Debtors’ revenue is derived from local advertisers, the Debtors’ ability to generate advertising revenue in specific markets could be adversely affected by continuing local or regional economic downturns. The current state of the economy could also adversely affect the Debtors’ ability to collect accounts receivable from advertisers.

(iv)	The Debtors may lose audience share and advertising revenue to competing radio stations, radio networks or other types of media competitors.

The Debtors operate in a highly competitive industry. Citadel Radio and Citadel Media segments compete for audiences, creative and performing talent, broadcast rights, market share and advertiser support with other radio stations and station groups, radio networks, other syndicated programming and other media such as broadcast television, newspapers, magazines, cable television, satellite television, satellite radio, the Internet and hand-held programmable devices, such as iPods and cellular phones. Any adverse change in a particular market or in the relative market positions of the stations located in a particular market, or any adverse change in listeners’ preferences could have a material adverse effect on the Reorganized Debtors’ revenue or ratings. Other radio broadcasting companies may enter the markets in which the Reorganized Debtors operate or may operate in the future or offer syndicated programming that competes with Citadel’s programming, and these companies may be larger and have more financial resources than the Reorganized Debtors. In addition, from time to time, other stations may change their format or programming, a station may adopt a format to compete directly with the Reorganized Debtors for audiences and advertisers. These tactics could result in lower ratings, lower market share and lower advertising revenue or increased promotion and other expenses and, consequently, lower earnings and cash flow for the Reorganized Debtors. Audience preferences as to format or programming may also shift due to demographic changes, personnel or other programming changes, a decline in broadcast listening trends or other reasons.

(v)	The Debtors may lose key on-air talent to competing radio stations, radio networks or other types of media competitors.

Citadel Radio and Citadel Media compete for creative and performing on-air talent with other radio stations and station groups, radio networks, and other providers of syndicated programming and other media such as broadcast television, cable television, satellite television and satellite radio. Employees and other on-air talent of the Debtors are subject to change and may be lost to competitors or for other reasons. Any adverse changes in particular programs, formats or on-air talent could have a material adverse effect on the Reorganized Debtors’ ability to attract local and/or national advertisers, on the Reorganized Debtors’ revenue and/or ratings, or could require increased expenses.

(vi)	The Reorganized Debtors’ results may be adversely affected if long-term contracts are not renewed on sufficiently favorable terms.

Certain of the Debtors enter into long-term contracts in the ordinary course of business for both the acquisition and distribution of media programming and products, including contracts for both the acquisition and distribution of programming rights for sporting events and other programs, contracts for the distribution of programming to satellite operators, and contracts relating to programming produced by third parties on the Debtors’ stations and by the Debtors’ network business. As these contracts expire, the parties must renew or renegotiate the contracts, and if they are unable to renew them on acceptable terms, the applicable Debtors may lose these rights, the related programming and applicable revenue. Even if these contracts are renewed, the cost of obtaining programming rights may increase (or increase at faster rates than in the past) or the revenue from distribution of programs may be reduced (or increase at slower rates than in the past). With respect to the acquisition of programming rights, the impact of these long-term contracts on the Reorganized Debtors’ results over the term of the contracts will depend on a number of factors, including the strength of advertising markets, effectiveness of marketing efforts, the size of viewer audiences, and the related contract expenses and costs. There can be no assurance that revenue from programming based on these rights will exceed the cost of the rights plus the other costs of producing and distributing the programming.

(vii)	The failure or destruction of satellites and transmitter facilities that the Debtors depend upon to distribute the Debtors’ programming could materially adversely affect the Reorganized Debtors’ businesses and results of operations.

The Debtors use studios, satellite systems, transmitter facilities and the Internet to originate and/or distribute its station programs and network programs and commercials to affiliates. The Debtors rely on third-party contracts and services to operate the Debtors’ origination and distribution facilities. These third-party contracts and services include, but are not limited to, electrical power, satellite transponders, uplinks and downlinks and telecom circuits. Distribution may be disrupted due to one or more of the Debtors’ third parties losing their ability to provide particular services to the Reorganized Debtors which could adversely affect the Reorganized Debtors’ distribution capabilities. A disruption can be caused as a result of any number of events such as local disasters (accidental or environmental), various acts of terrorism, power outages, major telecom connectivity failures or satellite failures. The Reorganized Debtors’ ability to distribute programming to station audience and/or network affiliates may be disrupted for an undetermined period of time until alternate facilities are engaged and put on-line. Furthermore, until third-party services resume, the inability to originate or distribute programming could have a material adverse effect on the Reorganized Debtors’ businesses and results of operations.

(viii)	If the Debtors lose key executive officers, the Debtors’ business could be disrupted and the Debtors’ financial performance could suffer.

The Debtors’ businesses depend upon the continued efforts, abilities and expertise of the Debtors’ executive officers, primarily the Debtors’ chairman and chief executive officer, Farid Suleman. The Debtors believe that the unique combination of skills and experience possessed by Mr. Suleman would be difficult to replace, and his loss could have a material adverse effect on the Reorganized Debtors, including impairing the Reorganized Debtors’ ability to execute the Reorganized Debtors’ business strategy.

(ix)	To remain competitive, the Reorganized Debtors must respond to changes in technology, services and standards that characterize the Reorganized Debtors’ industry.

The radio broadcasting industry is subject to technological change, evolving industry standards and the emergence of new media technologies. The Reorganized Debtors may not have the resources to acquire new technologies or to introduce new services that could compete with these new technologies.

The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information, including the introduction of new technologies used in automobiles, as a result, in part, of an increasingly large human population, greater use of the automobile and increased commuter times. Some of the new technologies, particularly satellite digital audio radio service and Internet radio, will compete for the consumer’s attention in the car, workplace and elsewhere. The Debtors cannot guarantee that this historical growth will continue. In addition, the Debtors cannot predict the effect, if any, that competition arising from new technologies or regulatory changes may have on the radio broadcasting industry or on the Reorganized Debtors’ financial condition and results of operations, some of which could result in the imposition of significant costs and expenses not previously part of the Debtors’ business operations.

C.	Risks Related to Regulation

(i)	The Debtors’ businesses depend upon licenses issued by the FCC, and if licenses were not renewed or the Reorganized Debtors were to be out of compliance with FCC regulations and policies, the Reorganized Debtors’ business would be materially impaired.

The Debtors’ businesses depend upon maintaining their broadcasting licenses issued by the FCC, which are issued currently for a maximum term of eight years and are renewable. Interested parties may challenge a renewal application. On rare occasions, the FCC has revoked licenses, not renewed them, or renewed them with significant qualifications, including renewals for less than a full term of eight years. In the last renewal cycle, all of the Debtors’ licenses were renewed; however, the Debtors cannot be certain that the Reorganized Debtors’ future renewal applications will be approved, or that the renewals will not include conditions or qualifications that could adversely affect the Reorganized Debtors’ operations, could result in material impairment and could adversely affect the Reorganized Debtors’ liquidity and financial condition. If any of the Reorganized Debtors’ FCC licenses are not renewed, it could prevent the Reorganized Debtors from operating the affected station and generating revenue from it. Further, the FCC has a general policy restricting the transferability of a station license while a renewal application for that station is pending. In addition, the Reorganized Debtors must comply with extensive FCC regulations and policies governing the ownership and operation of their radio stations. FCC regulations limit the number of radio stations that a licensee can own in a market, which could restrict the Reorganized Debtors’ ability to consummate future transactions. The FCC’s rules governing the Debtors’ radio station operations impose costs on their operations, and changes in those rules could have an adverse effect on the Reorganized Debtors’ businesses. The FCC also requires radio stations to comply with certain technical requirements to limit interference between two or more radio stations. If the FCC relaxes these technical requirements, it could impair the signals transmitted by the Reorganized Debtors’ radio stations and could have a material adverse effect on the Reorganized Debtors’ businesses. Moreover, governmental regulations and policies may change over time, and the changes may have a material adverse impact upon the Reorganized Debtors’ businesses, financial condition and results of operations.

(ii)	There will be FCC approval requirements in connection with emergence from chapter 11.

The Debtors operate their businesses and certain of their facilities under authority granted by the FCC. Under Section 310(d) of the Communications Act, the consent of the FCC is required for the assignment of FCC licenses or for the transfer of control of an entity that holds or controls FCC licenses. Except in the case of “involuntary” assignments and transfers of control, prior consent of the FCC is required before an assignment of FCC licenses or a transfer of control of FCC licensees may be consummated.

The FCC treats emergence from bankruptcy by a licensee or its parent company as a “voluntary” transfer of control or assignment of FCC licenses when control will be transferred to a “permanent” holder, rather than to a trustee, a liquidating trust or some other court-appointed interim holder. The FCC thus expects that the outcome of the proceeding will be a restructuring (or a sale of collateral for the benefit of the debtor’s creditors) and that the restructuring (or sale) will not be implemented until the FCC has granted applications seeking approval of the new control structure and demonstrating the legal qualifications of any new parties that will have attributable ownership interests or positions in the new entity.

If the proposed resolution of a bankruptcy proceeding changes ultimate control of the FCC licensees (as, for example, in a situation in which new parties will hold 50% or more of the stock of the restructured company), which would be the case under the Plan, the transfer will be a “substantial” change in control, with consent sought on an FCC “long form” application, Form 314 (assignment) or Form 315 (transfer of control). (The FCC treats a transaction as an “assignment” if the consummation of the transaction would change the identity of the holder of the FCC license; other changes in ownership or control of the entity holding or controlling the FCC license typically are treated as “transfers of control.” The application procedures for transfers and assignments are essentially the same.) Even though a company may emerge from bankruptcy or receivership through a court order, the FCC will use the procedures applicable to a voluntary transfer or assignment when the consummation of the application would place the licenses in a “permanent” holder. The transaction may not be consummated until the FCC has granted its consent.

(iii)	Oppositions to the Debtors’ application for FCC consent to transfer FCC licenses (in connection with emerging from bankruptcy) can delay the process.

The FCC will allow the application for transfer out of bankruptcy to a “permanent” holder to be filed once the plan of reorganization has been filed with the bankruptcy court, but the FCC will not grant the application until the application has been amended to show that the bankruptcy court has approved the plan of reorganization and authorized the transaction. Generally, three to seven days after submission of the applications for a “long form” voluntary transfer of control, the FCC issues public notice that it has accepted the applications for filing. Interested parties then have 30 days to file petitions to deny the applications. The applicant also is required to give local public notice of the filing of the applications through broadcast announcements and notices in local newspapers serving its broadcast markets. To the extent petitions to deny are filed in this situation, they typically focus on the qualifications of the restructured debtor and its reportable owners, officers and directors to hold or control FCC broadcast licenses.

If petitions to deny are filed against the transfer applications, the applicants will have an opportunity to file an opposition, with the petitioner then having an opportunity to file a reply. The pleading cycle generally will be completed within 60 days. The FCC then will consider the applications and the filings made by the parties to the proceeding.

The FCC’s review of applications includes, among other factors, whether the existing media interests (broadcast and daily newspaper holdings) of the parties to the application, when combined with the broadcast interests to be acquired in the transaction, will comply with the FCC’s ownership rules. The FCC also considers compliance with limitations on foreign ownership, other legal qualifications, the parties’ prior records before the FCC and certain categories of prior adverse determinations against parties to the application by courts and other administrative bodies that the FCC believes are relevant to assessing the qualifications of parties that will hold attributable interests in a broadcast licensee.

If no oppositions are filed against the applications and the FCC finds the applications to be in compliance with its rules and policies and finds the parties to the application qualified, the FCC may grant the applications shortly after the close of the public notice period. In some instances, the FCC may request that the applicants supply additional information through amendments to the applications. There is no time limit on how long the FCC may consider transfer applications before acting on them, but the FCC has a stated goal of processing all transfer applications within 180 days, and most applications are granted much more quickly. The FCC will not grant the applications, however, until the bankruptcy court has approved a plan of reorganization and the applications have been amended to reflect that the bankruptcy court has authorized the transaction.

As a variation in the structure for FCC approval described above, the FCC also may be asked, following bankruptcy court approval of the plan of reorganization, to grant consent for a court-approved voluntary transfer of control of the FCC licensees to a liquidating trust as a temporary step pending FCC action on the FCC Long Form Application to transfer control of the licensees to their permanent holder.

Once the FCC has granted a transfer application, it will issue a public notice of the grant. Interested parties opposed to the grant may file for reconsideration for a period of 30 days following public notice of the grant. If the grant is made by the FCC’s staff under delegated authority, the FCC may reconsider the action on its own motion for a period of 40 days following issuance of public notice of the grant. Parties are free to close upon the grant of FCC consent even if petitions for reconsideration are filed, but the consummation will be subject to any further order that the FCC might issue upon reconsideration. Although highly unusual, the FCC may rescind a grant of consent upon reconsideration if it finds that doing so would serve the public interest, convenience and necessity.

VIII.    SOLICITATION AND VOTING PROCEDURES

This Disclosure Statement, accompanied by a Ballot or Ballots to be used for voting on the Plan, is being distributed to the Holders of Claims in Classes 3 and 4. The procedures and instructions for voting and related deadlines are set forth in the exhibits annexed to the Disclosure Statement Order, which is attached hereto as Exhibit D.

IX.	CONFIRMATION OF THE PLAN

A.	Requirements for Confirmation of the Plan

Among the requirements for the Confirmation of the Plan are that the Plan (1) is accepted by all impaired Classes of Claims, or if rejected by an Impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class; (2) is feasible; and (3) is in the “best interests” of Holders of Claims.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (1) the Plan satisfies or will satisfy all of the necessary statutory requirements of chapter 11; (2) the Debtors have complied or will have complied with all of the necessary requirements of chapter 11; and (3) the Plan has been proposed in good faith.

B.	Best Interests of Creditors/Liquidation Analysis

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each class, that each holder of a claim or an equity interest in such class either (a) has accepted the plan or (b) will receive or retain under the plan property of a value that is not less than the amount that such holder would receive or retain if the debtors liquidated under chapter 7.

Attached as Exhibit G is a liquidation analysis prepared by the Debtors’ management with the assistance from Alvarez & Marsal North America, LLC (“A&M”), the Debtors’ restructuring advisor.2 As reflected in the liquidation analysis, the Debtors and their management believe that chapter 7 liquidations of the Debtors would result in substantial diminution in the value to be realized by Holders of Claims entitled to distribution, as compared to the distributions contemplated under the Plan. Consequently, the Debtors and their management believe that confirmation of the Plan will provide a substantially greater return to holders of claims than would chapter 7 liquidations.

[2]	As discussed in Exhibit G, to estimate what members of each Impaired Class of Claims would receive if the Debtors were liquidated under chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be available if each of the Chapter 11 Cases were converted to a chapter 7 case under the Bankruptcy Code and each of the respective Debtor’s assets were liquidated by a chapter 7 trustee (the “Liquidation Value”). The Liquidation Value of a Debtor would consist of the net proceeds from the disposition of the assets of the Debtor, augmented by any cash held by the Debtor.

If the Plan is not confirmed, and the Debtors fail to propose and confirm an alternative plan of reorganization, they may be liquidated pursuant to the provisions of a chapter 11 liquidating plan. In liquidations under chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in liquidations under chapter 7. Thus, a chapter 11 liquidation might result in larger recoveries than in a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Any distribution to holders of claims under a chapter 11 liquidation plan probably would be delayed substantially. Most importantly, the Debtors believe that any distributions to creditors in a liquidation scenario would fail to capture the significant “going concern” value of their business, which is reflected in the New Common Stock to be distributed under the Plan. Accordingly, the Debtors believe that chapter 11 liquidation would not result in distributions as favorable as those under the Plan.

C.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtors, or any successor to the debtors (unless such liquidation or reorganization is proposed in the plan of reorganization).

To determine whether the Plan meets this feasibility requirement, the Debtors have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors have prepared the Projections, as set forth on Exhibit E. Based upon the Projections, the Debtors believe that the Debtors will be a viable operation following the Chapter 11 Cases, and that the Plan will meet the feasibility requirements of the Bankruptcy Code.

D.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, that, except as described in the following section, each class of claims or equity interests that is impaired under a plan, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such class is not required.3

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims in that class, counting only those claims that actually voted to accept or to reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number actually voting cast their ballots in favor of acceptance.

E.	Confirmation without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted it, provided that the plan has been accepted by at least one impaired class. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, such plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as “cramdown,” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

If any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Supplement document, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code.

[3]	A class is “impaired” unless the plan: (a) leaves unaltered the legal, equitable and contractual rights to which the claim or the equity interest entitles the holder of such claim or equity interest; or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable or contractual rights to which such claim or equity interest entitles the holder of such claim or equity interest.

(i)	No Unfair Discrimination

This test applies to classes of claims or interests that are of equal priority and are receiving different treatment under the Plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly, and, accordingly, a plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

(ii)	Fair and Equitable Test

This test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class. As to the dissenting class, the test sets different standards depending upon the type of claims or equity interests in such class.

The Debtors submit that if the Debtors “cramdown” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured such that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. The Debtors believe that the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

F.	Valuation of the Debtors

In conjunction with formulating the Plan and satisfying its obligations under section 1129 of the Bankruptcy Code, the Debtors determined that it was necessary to estimate the post-confirmation going concern value of the Debtors. Such valuation analysis is set forth in Exhibit F attached hereto.

Based on the projections by the Debtors’ management and solely for the purposes of the Plan, Lazard Frères & Co. LLC (“Lazard”), the Debtors’ proposed financial advisor and investment banker, estimates that the total value available for distribution to Holders of Allowed Claims falls within a range from approximately $1.535 billion to $1.780 billion, with a midpoint estimate of $1.655 billion, which consists of the value of the Reorganized Debtors’ operations on a going concern basis, which falls within a range from approximately $1.460 billion to $1.710 billion and the $72.2 million of cash on the Assumed Effective Date. For purposes of this valuation, Lazard assumes that no material changes that would affect value occur between the date hereof and the Assumed Effective Date.

X.	CERTAIN SECURITIES LAW MATTERS

A.	Plan Securities

The Plan provides for Reorganized Citadel to distribute New Common Stock, Special Warrants and/or beneficial interests in the FCC Trust (collectively, the “Plan Securities”) to Holders of Allowed Claims in Classes 3 and 4.

The Debtors believe that the Plan Securities constitute “securities,” as defined in Section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code and all applicable state Blue Sky Laws. The Debtors further believe that the offer and sale of the Plan Securities pursuant to the Plan are, and subsequent transfers of the Plan Securities by the holders thereof that are not “underwriters,” as defined in Section 2(a)(11) of the Securities Act and in the Bankruptcy Code, will be, exempt from federal and state securities registration requirements under various provisions of the Securities Act, the Bankruptcy Code and applicable state Blue Sky Laws.

B.	Issuance and Resale of Plan Securities under the Plan

(i)	Exemptions from Registration Requirements of the Securities Act and State Blue Sky Laws

Section 1145 of the Bankruptcy Code provides that the registration requirements of section 5 of the Securities Act (and any applicable state Blue Sky Law) shall not apply to the offer or sale of stock, options, warrants or other securities by a debtor if: (a) the offer or sale occurs under a plan of reorganization; (b) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor; and (c) the securities are issued in exchange for a claim against or interest in a debtor or are issued principally in such exchange and partly for cash and property. In reliance upon these exemptions, the offer and sale of the Plan Securities will not be registered under the Securities Act or any applicable state Blue Sky Law.

To the extent that the issuance of the Plan Securities are covered by section 1145 of the Bankruptcy Code, the Plan Securities may be resold without registration under the Securities Act or other federal securities laws, unless the holder is an “underwriter” (as discussed below) with respect to such securities, as that term is defined in section 2(a)(11) of the Securities Act and in the Bankruptcy Code. In addition, the Plan Securities generally may be able to be resold without registration under applicable state Blue Sky Laws pursuant to various exemptions provided by the respective Blue Sky Law of those states; however, the availability of such exemptions cannot be known unless individual state Blue Sky Laws are examined. Therefore, recipients of the Plan Securities are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state Blue Sky Law in any given instance and as to any applicable requirements or conditions to such availability.

Recipients of the Plan Securities are advised to consult with their own legal advisors as to the applicability of section 1145 of the Bankruptcy Code to the Plan Securities and the availability of any exemption from registration under the Securities Act and state Blue Sky Law.

(ii)	Resales of Plan Securities; Definition of Underwriter

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such Claim or Interest; (b) offers to sell securities offered or sold under a plan for the holders of such securities; (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a Person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a Person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “controlling persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “controlling Person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of a class of securities of a reorganized debtor may be presumed to be a “controlling Person” and, therefore, an underwriter.

Resales of the Plan Securities by Entities deemed to be “underwriters” (which definition includes “controlling Persons”) are not exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Under certain circumstances, holders of Plan Securities who are deemed to be “underwriters” may be entitled to resell their Plan Securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act. Generally, Rule 144 of the Securities Act would permit the public sale of securities received by such person if current information regarding the issuer is publicly available and if volume limitations, manner of sale requirements and certain other conditions are met. However, the Debtors do not presently intend to make publicly available the requisite current information regarding the Debtors, and as a result, Rule 144 of the Securities Act will not be available for resales of Plan Securities by persons deemed to be underwriters. Whether any particular Person would be deemed to be an “underwriter” (including whether such Person is a “controlling Person”) with respect to the Plan Securities would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be deemed an “underwriter” with respect to the Plan Securities and, in turn, whether any Person may freely resell Plan Securities. The Debtors recommend that potential recipients of Plan Securities consult their own counsel concerning their ability to freely trade such securities without compliance with the federal and applicable state Blue Sky Laws. In addition, there will be the Registration Rights Agreement providing for registration rights for the New Common Stock, which agreement shall be in form and substance reasonably acceptable to the Senior Agent, dated as of the Effective Date, and in substantially the form set forth in the Plan Supplement.

C.	Listing of New Common Stock

For certain purposes, including requiring Reorganized Citadel to become a public reporting company under the Securities Exchange Act, as promptly as practicable following the Effective Date, Reorganized Citadel shall file with the SEC the Form 10 or Form 8-A, and Reorganized Citadel shall use reasonable best efforts to have such registration statement declared effective by the SEC as promptly as reasonably practicable.

Reorganized Citadel shall use its reasonable best efforts to obtain a listing for the Class A Common Stock on NYSE or Nasdaq as soon as reasonably practicable following the effectiveness of the Form 10 or Form 8-A (e.g., after listing requirements are satisfied).

The Plan Securities may be subject to certain transfer and other restrictions pursuant to, among other things and the terms of the Special Warrants, the New Certificate of Incorporation and, if implemented, the FCC Trust Agreement.

XI.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain United States federal income tax consequences in connection with the implementation of the Plan for Citadel, the Reorganized Debtors and certain Holders of Allowed Claims or Interests. This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Tax Code”), the Treasury regulations promulgated thereunder (the “Regulations”), judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service (the “IRS”), each as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below.

Citadel intends to request a private letter ruling (the “Ruling”) from the IRS with respect to certain tax consequences discussed herein. The following discussion assumes that the IRS will grant Citadel a Ruling that (i) the Special Warrants should be treated as stock for U.S. federal income tax purposes, (ii) both the Senior Claims and the New Term Loan constitute a “security” for purposes of the “reorganization” provisions of the Tax Code and (iii) otherwise confirms the tax treatment discussed herein.

This discussion does not apply to a Holder of Claims or Interests that is not a “United States person” (as defined in the Tax Code). This summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to Holders in light of their individual circumstances or to Holders that may be subject to special tax rules (such as Persons who are related to Citadel within the meaning of the Tax Code, foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax exempt organizations, pass-through entities, beneficial owners of pass-through entities, subchapter S corporations, employees, Persons who received their Claims as compensation, Persons who hold Claims or Interests or who will hold the New Term Loan, New Common Stock or Special Warrants as part of a straddle, hedge, conversion transaction or other integrated investment, Persons using a mark to market method of accounting, and Holders of

Claims or Interests who are themselves in bankruptcy). Furthermore, this summary assumes that each Holder of a Claim or Interest holds only Claims or Interests in a single Class and holds such Claims or Interests only as a “capital asset” (within the meaning of Section 1221 of the Tax Code).

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR INTEREST. ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE PLAN.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE TAX CODE. TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THE DISCLOSURE STATEMENT. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

A.	Certain U.S. Federal Income Tax Consequences to the Debtors and the Reorganized Debtors

Citadel expects to report consolidated net operating loss (“NOL”) carryforwards for U.S. federal income tax purposes of approximately $77 million as of December 31, 2009. As discussed below, Citadel expects its NOL carryforward to be eliminated as a result of implementation of the Plan. In addition, should any NOL carryforward survive the reorganization, the Reorganized Debtors’ subsequent utilization of such remaining losses and NOL carryforwards and possibly certain other tax attributes may be restricted as a result of and upon the implementation of the Plan.

(i)	Reorganization Transfer

As mentioned above, Citadel intends to request a Ruling from the IRS that the Reorganization Transfer constitutes a “reorganization” within the meaning of the Tax Code. Citadel expects that the IRS will grant Citadel the Ruling, confirming the tax-free nature of the Reorganization Transfer. This discussion assumes that the IRS grants such a Ruling. If the IRS declines to issue the Ruling, Citadel reserves the right, subject to the agreement of the Senior Agent and the Requisite Participating Lenders, to alter the Restructuring Transactions, including the Reorganization Transfer. As so altered, the Restructuring Transactions could have tax consequences that differ from those described herein.

Pursuant to the Reorganization Transfer, on the Effective Date, Citadel will merge with and into CB Company, with CB Company as the surviving entity. Citadel will be treated as transferring all of its assets (principally, its Interests in ABC Radio and CB Company) to CB Company in exchange for the New Term Loan, New Common Stock and Special Warrants issued by CB Company. Neither Citadel nor CB Company should recognize gain or loss with respect to this exchange. Reorganized Citadel, the resulting company, should succeed to any of Citadel’s tax attributes that remain immediately after the close of the Effective Date and, therefore, such attributes should be available (subject to the reductions and limitations discussed below) to offset future taxable income of the Reorganized Debtors.

(ii)	Cancellation of Indebtedness and Reduction of Tax Attributes

As a result of the Plan, Citadel’s aggregate outstanding indebtedness will be substantially reduced. In general, absent an exception, a debtor recognizes cancellation of debt income (“CODI”) upon discharge of its outstanding indebtedness for an amount of consideration less than its adjusted issue price. The Tax Code provides that a debtor in a bankruptcy case may exclude CODI from income but generally must reduce certain of its tax attributes by the amount of any CODI realized as a result of consummation of a plan of reorganization.

The exact amount of CODI that Citadel will realize is unclear. The amount of CODI realized by a taxpayer is generally the excess of (i) the adjusted issue price of any indebtedness discharged, over (ii) the sum of (x) the amount of cash paid, (y) the issue price of any new indebtedness of the taxpayer issued and (z) the fair market value of any other consideration (including any stock and warrants) given in exchange therefor, subject to certain statutory and judicial exceptions that can apply to limit the amount of CODI (such as where the payment of the cancelled indebtedness would have given rise to a tax deduction). The extent of such CODI realized by Citadel (and the resulting tax attribute reduction) will therefore depend significantly on the value of the New Term Loan, New Common Stock and Special Warrants distributed pursuant to the Plan. These values cannot be known with certainty until after the Effective Date. Thus, although it is expected that there will be a material reduction of Citadel’s tax attributes as a result of Citadel’s CODI, the exact amount of such reduction cannot be predicted with certainty.

As a general rule, tax attributes must be reduced in the following order: (a) NOLs and NOL carryforwards; (b) most tax credits; (c) capital loss carryovers; (d) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject); and (e) foreign tax credits. A debtor with CODI may elect first to reduce the basis of its depreciable assets under section 108(b)(5) of the Tax Code, with any remaining balance applied to the other tax attributes in the order stated above. Citadel does not expect to make the election under section 108(b)(5). In the context of a consolidated group of corporations, the Tax Code provides for a complex ordering mechanism to determine how the tax attributes of one member (e.g., ABC Radio) can be reduced in respect of the CODI of another member (e.g., Citadel). The reduction in tax attributes occurs only after the determination of the debtor’s tax for the year in which the discharge of indebtedness occurs. To the extent that the amount of excluded CODI exceeds a Debtor’s tax attributes available for reduction, the remaining CODI is nevertheless excluded from the Debtor’s gross income.

Citadel currently expects that all of its NOL carryforwards will be eliminated and potentially other tax attributes will be reduced under the application of these rules and thus will not be available to offset any future taxable income of the Reorganized Debtors after 2010.

(iii)	Limitation of NOL Carryforwards and Certain Other Tax Attributes

Section 382 of the Tax Code generally imposes an annual limitation (the “Section 382 Limitation”) on a corporation’s use of its NOL carryforwards and certain built-in losses (collectively, “Pre-Change Losses”) if the corporation undergoes an “ownership change.” Similar rules apply to a corporation’s capital loss carryforwards and tax credits. These limitations are independent of, and in addition to, the reduction of tax attributes described in the preceding section resulting from CODI realized by a corporation.

The issuance under the Plan of the New Common Stock and the Special Warrants, along with the cancellation of existing Interests, is expected to cause an ownership change with respect to Citadel. As discussed above, Citadel does not believe that any of its Pre-Change Losses will survive the restructuring, and the Section 382 Limitation should thus not apply to the Reorganized Debtors. However, if contrary to Citadel’s expectations any of its Pre-Change Losses survive the restructuring, the Reorganized Debtors’ use of such Pre-Change Losses after the Effective Date would be subject to the Section 382 Limitation and would also be limited for purposes of the alternative minimum tax under the Tax Code.

B.	Certain U.S. Federal Income Tax Consequences to Holders of Claims and Interests

(i)	Consequences to Holders of Senior Claims

Pursuant to the Plan, each holder of an Allowed Senior Claim will receive, in full and final satisfaction of such Claim, its Pro Rata share of (i) the New Term Loan and (ii) a combination of New Common Stock, Special Warrants or beneficial interests in the FCC Trust. Whether a Holder recognizes gain or loss, in whole or in part, as a result of the exchange depends, in part, on whether (a) the debt instrument constituting a surrendered Claim and the New Term Loan each constitutes a “security” for U.S. federal income tax purposes; (b) the FCC Trust qualifies as a “liquidating trust” within the meaning of Section 301.7701-4(d) of the Regulations; (c) the Holder purchased the surrendered Claim at a discount; (d) the Holder has previously included in income any accrued but unpaid interest with respect to the surrendered Claim; and (e) the Holder has claimed a bad debt deduction or worthless security deduction with respect to the surrendered Claim. The United States federal income tax consequences of a Holder’s receipt of beneficial interests in the FCC Trust are discussed separately in “FCC Trust” below.

Assuming the IRS grants Citadel the Ruling, a Holder of a Senior Claim that receives the New Term Loan and New Common Stock or Special Warrants generally will not recognize loss with respect to the exchange and will not recognize any realized gain except to the extent any of the New Term Loan, New Common Stock or Special Warrants is treated as received in satisfaction of accrued but unpaid interest on the debt instruments underlying the surrendered Claim (see “Accrued Interest” below). A Holder should obtain a tax basis in its New Term Loan and New Common Stock or Special Warrants equal to its tax basis in the debt instruments constituting the Claim surrendered therefor, and a Holder should have a holding period for its New Term Loans and New Common Stock or Special Warrants that includes the holding period of the debt instruments constituting the Claim surrendered therefor; provided that a Holder’s tax basis in any New Term Loan, New Common Stock or Special Warrants treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for any such New Term Loan, New Common Stock or Special Warrants should not include the holding period of the debt instruments constituting the surrendered Claim.

(a)	Accrued Interest

To the extent that any amount received by a Holder of a Claim is attributable to accrued but unpaid interest on the debt instruments constituting the surrendered Claim, the receipt of such amount should be taxable to the Holder as ordinary interest income to the extent not already taken into income by the Holder. Conversely, a Holder of a Claim may be able to recognize a deductible loss (or, possibly, a write-off against a reserve for worthless debts) to the extent that any accrued interest was previously included in the Holder’s gross income but was not paid in full by Citadel. Such loss may be ordinary, but the tax law is unclear on this point.

The extent to which an amount received by a Holder of a Claim will be attributable to accrued interest on the debt instrument constituting the Claim is unclear. Certain Regulations treat a payment under a debt instrument first as a payment of accrued and unpaid interest and then as a payment of principal. Application of this rule to a final payment on a debt instrument being discharged at a discount in bankruptcy is unclear. Pursuant to the Plan, all distributions in respect of any Claim will be allocated first to the principal amount of such claim, to the extent otherwise permitted and as determined for U.S. federal income tax purposes, and thereafter to the remaining portion of such Claim, if any. However, the provisions of the Plan are not binding on the IRS or a court with respect to the appropriate tax treatment for creditors.

(b)	Market Discount

Under the “market discount” provisions of the Tax Code, some or all of any gain realized by a Holder of a Claim who exchanges the Claim for an amount on the Effective Date may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” that accrued on the debt instruments constituting the Claim while held by the Holder. In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if its holder’s adjusted tax basis in the debt instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (ii) in the case of a debt instrument issued with original issue discount, its adjusted issue price, in the case of (i) and (ii), by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

To the extent the debt instruments constituting a surrendered Claim had been acquired with market discount and are exchanged for any New Term Loan, New Common Stock or Special Warrants in a reorganization, any market discount that accrued on such debt instruments but was not recognized by the Holder may cause any gain recognized on the subsequent sale, exchange, redemption or other disposition of such New Term Loan, New Common Stock or Special Warrants to be treated as ordinary income to the extent of the accrued but unrecognized market discount with respect to the exchanged Claim.

(ii)	Consequences to Holders of General Unsecured Claims

Pursuant to the Plan, each Holder of an Allowed General Unsecured Claim will receive, and each Holder of an Allowed Subordinated Notes Claim might receive, in full and final satisfaction of such Claim, either its Pro Rata share of New Common Stock or Special Warrants or its Pro Rata share of Cash. Whether a Holder recognizes gain or loss, in whole or in part, as a result of the exchange depends, in part, on whether (a) the debt instrument constituting a surrendered Claim constitutes a “security” for U.S. federal income tax purposes; (b) the FCC Trust qualifies as a “liquidating trust” within the meaning of Section 301.7701-4(d) of the Regulations; (c) the Holder purchased the surrendered Claim at a discount; (d) the Holder has previously included in income any accrued but unpaid interest with respect to the surrendered Claim; and (e) the Holder has claimed a bad debt deduction or worthless security deduction with respect to the surrendered Claim. The United States federal income tax consequences of a Holder’s receipt of beneficial interests in the FCC Trust are discussed separately in “FCC Trust” below.

A Holder of a General Unsecured Claim that receives New Common Stock or Special Warrants, if the debt instrument constituting the surrendered Claim is treated as a “security” for purposes of the reorganization provisions of the Tax Code (see “Treatment of a Debt Instrument as a ‘Security’” below), generally will not recognize loss with respect to the exchange and will not recognize any gain except to the extent any of the New Common Stock or Special Warrants is treated as received in satisfaction of accrued but unpaid interest on the debt instruments underlying the surrendered Claim (see “Accrued Interest” above). Such Holder should obtain a tax basis in its New Common Stock or Special Warrants equal to its tax basis in the debt instruments constituting the Claim surrendered therefor, and such Holder should have a holding period for its New Common Stock or Special Warrants that includes the holding period of the debt instruments constituting the Claim surrendered therefor; provided that a Holder’s tax basis in any New Common Stock or Special Warrants treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for any such New Common Stock or Special Warrants should not include the holding period of the debt instruments constituting the surrendered Claim.

If a Holder of a General Unsecured Claim (who holds only a General Unsecured Claim) receives Cash, or if the debt instrument constituting such Holder’s Claim is not treated as a security for purposes of the Reorganization provisions of the Tax Code, such Holder will be treated as exchanging its Claim in a fully taxable exchange. In that case, a Holder should recognize (a) gain or loss equal to the difference between (i) the fair market value as of Effective Date of any consideration received for such Claim that is not allocable to accrued interest and (ii) the Holder’s tax basis in the debt instruments constituting the Claim surrendered therefor. Such gain or loss should be capital in nature (subject to the rules described in “Market Discount” above) and should be long term capital gain or loss if the surrendered Claim was held for more than one year by the Holder. To the extent that any amount of New Common Stock, Special Warrants or Cash received in the exchange is allocable to accrued but unpaid interest on the debt instruments constituting the surrendered Claim, the Holder may recognize ordinary interest income (see “Accrued Interest” above). A Holder’s tax basis in any New Common Stock or Special Warrants received on the Effective Date should equal the fair market value of such New Common Stock or Special Warrants as of the Effective Date, and a Holder’s holding period for any New Common Stock or Special Warrants received on the Effective Date should begin on the day following the Effective Date.

If, however, any Holder of a Subordinated Notes Claim votes to reject the Plan, a Holder of an Allowed Subordinated Notes Claim will receive no distribution under the Plan and its Claim will be cancelled and extinguished, whether surrendered for cancellation or otherwise. Section 165(g) of the Tax Code permits a “worthless security deduction” for any security that is a capital asset that becomes worthless within the taxable year. Thus, a Holder of Subordinated Notes Claim that receives no distribution under the Plan may be entitled a worthless security deduction, which for most Holders likely will be a capital loss. The rules governing the timing and amount of worthless security deductions place considerable emphasis on the facts and circumstances of the holder, the issuer, and the instrument with respect to which the deduction is claimed. Holders are therefore urged to consult their tax advisors with respect to their ability to take such a deduction.

(a)	Treatment of a Debt Instrument as a “Security”

Whether a debt instrument constitutes a “security” for U.S. federal income tax purposes is determined based on all the relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument at initial issuance is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that the instrument is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof with respect to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or accrued. This discussion assumes that the Ruling granted by the IRS will treat the New Term Loan as a “security” for U.S. federal tax purposes. However, each Holder of a Claim should consult with its own tax advisor to determine whether or not the debt instrument underlying its Claim is a “security” for U.S. federal income tax purposes.

(iii)	Consequences to Holders of Section 501(b) Claims and Holders of Interests

Pursuant to the Plan, a Holder of a Section 501(b) Claim or an Interest will receive no distribution and its Claim or Interest (as applicable) will be cancelled and extinguished, whether surrendered for cancellation or otherwise. Section 165(g) of the Tax Code permits a “worthless security deduction” for any security that is a capital asset that becomes worthless within the taxable year. Thus, a Holder of a Section 501(b) Claim or an Interest may be entitled a worthless security deduction, which for most Holders likely will be a capital loss. The rules governing the timing and amount of worthless security deductions place considerable emphasis on the facts and circumstances of the holder, the issuer, and the instrument with respect to which the deduction is claimed. Holders are therefore urged to consult their tax advisors with respect to their ability to take such a deduction.

(iv)	Limitation on Use of Capital Losses

A Holder of a Claim or Interest who recognizes capital losses as a result of the distributions under the Plan will be subject to limits on the use of such capital losses. For a non-corporate Holder, capital losses may be used to offset any capital gains (without regard to holding periods) plus ordinary income to the extent of the lesser of (1) $3,000 ($1,500 for married individuals filing separate returns) or (2) the excess of the capital losses over the capital gains. A non-corporate Holder may carry over unused capital losses and apply them to future capital gains and a portion of their ordinary income for an unlimited number of years. For corporate Holders, capital losses may only be used to offset capital gains. A corporate Holder that has more capital losses than may be used in a tax year may carry back unused capital losses to the three years preceding the capital loss year, and may carry over unused capital losses for the five years following the capital loss year.

(v)	Information Reporting and Back-up Withholding

Payments under the Plan in respect of Allowed Claims may be subject to applicable information reporting and backup withholding (at the applicable rate). Backup withholding of taxes will generally apply to payments in respect of an Allowed Claims under the Plan if the Holder of such Claim fails to timely provide an accurate taxpayer identification number or otherwise fails to comply with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a Holder’s U.S. federal income tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS (generally, a federal income tax return).

C.	FCC Trust

Pursuant to the Plan, in lieu of distributing New Common Stock or Special Warrants to certain Holders of Claims, Reorganized Citadel may (i) contribute the New Common Stock or Special Warrants to the FCC Trust and (ii) subsequently issue beneficial interests in the FCC Trust to such Holders. The Debtors intend that the FCC Trust will qualify as a “liquidating trust” and as a “grantor trust” for U.S. federal income tax purposes. If the FCC Trust so qualifies, then for all U.S. federal income tax purposes, Citadel will be deemed to have distributed to the Holders an undivided interest in their Pro Rata shares of the assets of the FCC Trust (i.e., the New Common Stock or Special Warrants) and such Holders will be deemed to have contributed such interests to the FCC Trust in exchange for beneficial interests in the FCC Trust.

The U.S. federal income tax consequences to Reorganized Citadel of distributing beneficial interests in the FCC Trust to certain Holders should be identical to the consequences to Reorganized Citadel of distributing the New Common Stock and Special Warrants discussed above.

The U.S. federal income tax consequences to a Holder resulting from the exchange of such Holder’s Claim for a beneficial interest in the FCC Trust should mirror the consequences, described above, had such Holder received its Pro Rata shares of the assets of the FCC Trust (i.e., New Common Stock or Special Warrants) in exchange for such Holder’s Claim. A Holder should not recognize gain or loss on the deemed contribution of the assets of the FCC Trust (i.e., the New Common Stock or Special Warrants) to the FCC Trust. Upon a Holder’s actual receipt of assets from the FCC Trust, the Holder should not recognize any gain or loss.

The Disbursing Agent will file tax returns with the IRS for the FCC Trust as a grantor trust. The Disbursing Agent will also send to each beneficiary of the FCC Trust a separate statement setting forth the beneficiary’s allocable share of items of income, gain, loss, deduction or credit (if any) and will instruct the beneficiary to report such items on such beneficiary’s federal income tax return. This requirement may result in any such Holder being subject to tax on its allocable share of the FCC Trust’s taxable income (if any) prior to receiving any distributions from the FCC Trust.

Although the FCC Trust has been structured with the intention of complying with guidelines established by the IRS in Revenue Procedure 94-45, 1994-2 C.B. 684, for the formation of a liquidating trust, the Ruling will not address the tax status of the FCC Trust. Thus, it is possible that the IRS could require an alternative characterization of the FCC Trust, which could result in different, and possibly greater, tax liability to the FCC Trust and/or Holders that receive a beneficial interest in the FCC Trust. A Holder that receives a beneficial interest in the FCC Trust is urged to consult its own tax advisors regarding the tax consequences of the right to receive and of the receipt of property from the FCC Trust.

THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS OR INTERESTS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

XII.	FCC TRUST INFORMATION

A.	Generally

In the event that the Debtors and the Senior Agent determine that consideration of the FCC Long Form Application is causing unwanted delay in consummation of the Plan, they shall, subject to the consent of the Requisite Participating Lenders, promptly establish the FCC Trust for the benefit of the Holders of Allowed Claims that may be entitled to distributions under the Plan. The powers, authority, responsibilities and duties of the FCC Trust and the FCC Trustees are set forth in and shall be governed by the FCC Trust Agreement. The FCC Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, without limitation, all provisions necessary to ensure the continued treatment of the FCC Trust as a “grantor trust” and a “liquidation trust”, and the beneficiaries of the FCC Trust as the grantors and owners thereof, for United States federal income tax purposes. The FCC Trust and the FCC Trustees, including any successors, shall be bound by the Plan and shall not challenge any provision of the Plan.

B.	Creation and Funding of the FCC Trust

On the Effective Date, if the FCC Trust is implemented, the Reorganized Debtors shall (i) execute the FCC Trust Agreement in a manner consistent with the Plan, (ii) establish the FCC Trust in accordance with the FCC Trust Agreement for the benefit of the Holders of Allowed Claims that may be entitled to distributions from the FCC Trust under the Plan, and (iii) deposit with the FCC Trust the minimum amount necessary for the recognition of the FCC Trust for United States federal income tax purposes, with such amount to be subject to Reasonable Lender Consent.

C.	Appointment of the FCC Trustees

On the Effective Date, and in compliance with the provisions of the Plan and the FCC Trust Agreement, the Debtors will appoint the FCC Trustees in accordance with the FCC Trust Agreement and, thereafter, any successor FCC Trustees shall be appointed and serve in accordance with the FCC Trust Agreement. The FCC Trustees or any successor thereto will administer the FCC Trust in accordance with the Plan and the FCC Trust Agreement.

D.	Contributions to the FCC Trust

If the Effective Date occurs upon an FCC Approval pursuant to clause (2) of the definition of FCC Approval, Reorganized Citadel shall contribute the New Common Stock and/or Special Warrants to the FCC Trust for the benefit of the Holders of Senior Claims and General Unsecured Claims that otherwise would have been entitled to receive a distribution of such New Common Stock and/or Special Warrants pursuant to Article III.C of the Plan.

E.	Transferability of Beneficial Interests

Ownership of a beneficial interest shall be uncertificated and shall be in book entry form. The beneficial interests in the FCC Trust will not be registered pursuant to the Securities Act, as amended, or any state securities law. If the beneficial interests constitute “securities,” the parties hereto intend that the exemption provisions of section 1145 of the Bankruptcy Code will apply to the beneficial interests. The beneficial interests will be transferable, subject to the terms of the FCC Trust Agreement.

F.	Distributions; Withholding

The FCC Trustees shall make distributions to the beneficiaries of the FCC Trust when and as authorized pursuant to the FCC Trust Agreement in compliance with the Plan, provided that distributions in respect of the Senior Claims and the Subordinated Notes Claims will be made to the Senior Agent and the Subordinated Notes Indenture Trustees, respectively, as Disbursing Agents, subject to implementing a mechanism with respect to the beneficial interests in the FCC Trust to be held by Holders of Senior Claims and Subordinated Notes Claims. The FCC Trustees may withhold from amounts otherwise distributable from the FCC Trust to any Entity any and all amounts required to be withheld by the FCC Trust Agreement or any law, regulation, rule, ruling, directive, treaty, or other governmental requirement. The Disbursing Agent will provide such Holders with a valuation of the assets transferred to the FCC Trust, and such valuation shall be used consistently by the FCC Trust and such Holders for all U.S. Federal Income Tax Purposes.

G.	Termination of the FCC Trust

If created, the FCC Trust shall terminate as soon as practicable, but in no event later than the third anniversary of the Effective Date; provided that, on or after the date that is less than 30 days before such termination date, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the FCC Trust for a finite period if such an extension is necessary to complete any pending matters required under the FCC Trust Agreement provided that the aggregate of all extensions shall not exceed two years unless the FCC Trustees receive an opinion of counsel or a favorable ruling from the Internal Revenue Service to the effect that any such extension would not adversely affect the status of the FCC Trust as a liquidating trust within the meaning of Section 301.7701-4(d) of the Regulations. Notwithstanding the foregoing, multiple extensions may be obtained so long as the conditions in the preceding sentence are met no more than six months prior to the expiration of the then-current termination date of the FCC Trust.

XIII.    Recommendation

In the opinion of Citadel and each of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors than would otherwise result in any other scenario. Accordingly, the Debtors recommend that Holders of Claims entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan.

Dated: February 3, 2010

Respectfully submitted,

CITADEL BROADCASTING CORPORATION (on behalf of itself and each of the Debtors)

By:
Name: Farid Suleman
Title: Chairman of the Board and Chief Executive Officer

Prepared by:

Jonathan S. Henes

Joshua A. Sussberg

Sarah Hiltz Seewer (pro hac vice)

KIRKLAND & ELLIS LLP

601 Lexington Avenue

New York, New York 10022-4611

Telephone:    (212) 446-4800

Facsimile:     (212) 446-4900

Attorneys for the Debtors and Debtors in Possession